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                                                                  AMISANO HANSON
A Partnership of incorporated Proffesionals                Chartered Accountants




August 16, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549 U.S.A.

Dear Ladies and Gentlemen:

We are the former independent auditors for Brookmount Exploration, Inc.. (the "Company"). We have read the Company's current report on 8-K dated August 16, 2005 and are in agreement with the second sentence in the first paragraph of
Item 4.01 and the second paragraph of Item 4.01. We have no basis to agree or disagree with other statements of the Company contained therein.

Yours very truly,


"Amisano Hanson"


AMISANO HANSON






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